AMENDED AND RESTATED GROUP AGREEMENT

WHEREAS, certain of the undersigned are shareholders, direct or beneficial, of Forward Air Corporation, a Tennessee corporation (the “Company”);

WHEREAS, certain of the undersigned are parties to that certain Group Agreement, dated December 21, 2020 (the “Group Agreement”), for the purpose of, among other things, engaging in discussions with the Company regarding means to enhance shareholder value and corporate governance; and

WHEREAS, Ancora Catalyst, LP, Ancora Merlin, LP, Ancora Catalyst Institutional, LP, Ancora Merlin Institutional, LP, Ancora Catalyst SPV I LP – Series I, Ancora Catalyst SPV I LP – Series J, Ancora Catalyst SPV I LP – Series K, Ancora Catalyst SPV I LP – Series L, Ancora Catalyst SPV I SPC Ltd. – Segregated Portfolio E, Ancora Advisors, LLC, Ancora Alternatives LLC, Ancora Family Wealth Advisors, LLC, The Ancora Group, Inc., Inverness Holdings LLC, Ancora Holdings Inc., and Frederick DiSanto (collectively, “Ancora”), and James M. Chadwick, Andrew C. Clarke, Dawn Garibaldi and Scott M. Niswonger (together with Ancora, each a “Party”, and collectively, the “Parties” or the “Group”) wish to enter into this Amended and Restated Group Agreement (this “Agreement”) to supersede the Group Agreement and form a group for the purpose of seeking representation on the Board of Directors of the Company (the “Board”) at the 2021 annual meeting of shareholders of the Company (including any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “2021 Annual Meeting”) and for the purpose of taking all other action necessary to achieve the foregoing.

NOW, IT IS AGREED, this 8th day of February 2021 by the Parties hereto:

1.                  The Group Agreement is hereby superseded in its entirety and shall be of no further force or effect.

2.                  In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company to the extent required by applicable law. Each member of the Group shall be responsible for the accuracy and completeness of its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members of the Group, unless such member knows or has reason to know that such information is inaccurate.

3.                  So long as this Agreement is in effect, each of the undersigned shall provide written notice to Olshan Frome Wolosky LLP (“Olshan”), such notice to be given no later than four (4) hours after each such transaction, of (i) any of their purchases or sales of securities of the Company, or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership; provided, however, that each Party agrees not to purchase or sell securities of the Company or otherwise increase or decrease its economic exposure to or beneficial ownership over the securities of the Company if it reasonably believes that, as a result of such action, the Group or any member thereof would be likely to be required to make any regulatory filing (including, but not limited to, a Schedule 13D amendment, Form 3 or Form 4 with the Securities and Exchange Commission (the “SEC”)) without using its reasonable efforts to give the other members of the Group at least twelve (12) hours prior written notice; provided, further, that no Party shall, without the prior consent of Ancora, buy, or increase any beneficial ownership over, any securities of the Company if, as a result of such action, the Group would beneficially own more than 9.99% of the Company's common stock. For purposes of this Agreement, the term “beneficial ownership” shall have the meaning of such term set forth in Rule 13d-3 under the Exchange Act.

4.                  Each of the undersigned agrees to form the Group for the purpose of (i) soliciting proxies for the election of the persons nominated by Ancora to the Board at the 2021 Annual Meeting, (ii) taking such other actions as the Parties deem advisable and (iii) taking all other actions necessary or advisable to achieve the foregoing.

5.                  Ancora shall have the right to pre-approve all expenses incurred in connection with the Group’s activities and agrees to pay directly all such pre-approved expenses.

6.                  Each of the undersigned agrees that any filing with the SEC, press release or shareholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth in Section 4 shall be as directed by Ancora.

7.                  The relationship of the Parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any Party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict any Party’s right to purchase or sell securities of the Company, as it deems appropriate, in its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws and the provisions of this Agreement.

8.                  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

9.                  This Agreement is governed by and will be construed in accordance with the laws of the State of New York. In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the Parties hereto consent and submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York.

10.              The Parties’ rights and obligations under this Agreement (other than the rights and obligations set forth in Section 5 and Section 9, which shall survive any termination of this Agreement) shall terminate upon the earlier to occur of (i) the conclusion of the 2021 Annual Meeting or (ii) the written agreement of the Parties.

11.              Each Party acknowledges that Olshan shall act as counsel for the Group and Ancora relating to their investment in the Company.

12.              Each Party hereby agrees that this Agreement shall be filed as an exhibit to any Schedule 13D required to be filed under applicable law pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.

Ancora Merlin, LP
Ancora Merlin Institutional, LP
Ancora Catalyst, LP
Ancora Catalyst Institutional, LP
Ancora Catalyst SPV I LP – Series I
Ancora Catalyst SPV I LP – Series J
Ancora Catalyst SPV I LP – Series K
Ancora Catalyst SPV I LP – Series L

By:	Ancora Alternatives LLC, its Investment Advisor and General Partner

By:	Ancora Holdings Inc., its Sole Member

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

Ancora Catalyst SPV I SPC Ltd. – Segregated Portfolio E

By:	Ancora Alternatives LLC, its Investment Advisor

By:	Ancora Holdings Inc., its Sole Member

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

Ancora Alternatives LLC

By:	Ancora Holdings Inc., its Sole Member

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

Ancora Advisors, LLC

By:	The Ancora Group Inc., its Sole Member

By:	Ancora Holdings Inc., its Sole Shareholder

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

Ancora Family Wealth Advisors, LLC

By:	Inverness Holdings LLC, its Sole Member

By:	Ancora Holdings Inc., its Sole Member

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

The Ancora Group Inc.

By:	Ancora Holdings Inc., its Sole Shareholder

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

Inverness Holdings LLC

By:	Ancora Holdings Inc., its Sole Member

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

Ancora Holdings Inc.

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

/s/ Frederick DiSanto
Frederick DiSanto

/s/ James M. Chadwick
James M. Chadwick

/s/ Andrew C. Clarke
Andrew C. Clarke

/s/ Dawn Garibaldi
Dawn Garibaldi

/s/ Scott M. Niswonger
Scott M. Niswonger

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